UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒         Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cornerstone OnDemand, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

Cornerstone OnDemand, Inc., a Delaware corporation (the “Company” or “Cornerstone”), filed its definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on September 10, 2021, and mailed the Proxy Statement to Cornerstone stockholders commencing on September 10, 2021, relating to the Agreement and Plan of Merger, dated as of August 5, 2021 (the “Merger Agreement”), by and among Cornerstone, Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), and Sunshine Software Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.

The information contained in this Schedule 14A (the “Schedule”) is incorporated by reference into the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. Terms used in this Schedule, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement. To the extent that information in this Schedule differs from, or updates information contained in, the Proxy Statement, the information in this Schedule shall supersede or supplement the information in the Proxy Statement. The information contained in this supplement speaks only as of September 10, 2021, unless the information specifically indicates that another date applies. Except as otherwise described in this Schedule or the documents referred to, contained in or incorporated by reference in this Schedule, the Proxy Statement, the annexes to the Proxy Statement and the documents referred to, contained in or incorporated by reference in the Proxy Statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Cornerstone virtual special meeting, you are urged to do so promptly. This Schedule does not affect the validity of any proxy card or voting instructions that Cornerstone stockholders may have previously received or delivered. No action is required by Cornerstone stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

All page references are to pages in the Proxy Statement as filed by Cornerstone with the SEC pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended, on September 10, 2021, and terms used below, unless otherwise defined, have the meanings set forth in the Proxy Statement.

1.	The following disclosure replaces the last paragraph beginning on page 9 and the first full paragraph on page 10, in the section titled “The Support Agreements”. The modified text is underlined below.

“In connection with the execution of the Merger Agreement, Adam L. Miller, the Co-Chair of Cornerstone’s Board of Directors (the “Board of Directors”), and other stockholders affiliated with Mr. Miller, have entered into a voting and support agreement (the “Miller Support Agreement”), a fund affiliated with Clearlake (the “Clearlake Stockholder”) has entered into a voting and support agreement (the “Clearlake Support Agreement”), and funds affiliated with Vector Capital Management, L.P. (collectively, “Vector” and, together with Mr. Miller and the Clearlake Stockholder, the “Signing Stockholders”) have entered into a voting and support agreement (the “Vector Support Agreement” and, together with the Miller Support Agreement and Clearlake Support Agreement, the “Voting and Support Agreements”). In addition, each of SLA CM Chicago Holdings, L.P. and SLA Chicago Co-Invest II, L.P (collectively, the “Silver Lake Group” and together with the Signing Stockholders, the “Signing Securityholders”) has entered into a support agreement (the “Silver Lake Support Agreements” and, together with Voting and Support Agreements, the “Support Agreements”). On October 7, 2021, Vector signed a Voting and Support Agreement to vote an additional 22,207 shares of Company common stock for the adoption of the Merger Agreement and the Merger Proposal.

As of the close of business on the Record Date, the Signing Stockholders held, in the aggregate, approximately 10,464,557 shares of common stock representing approximately 15.6% of the issued and outstanding shares of common stock entitled to vote at the Special Meeting. Under the Voting and Support Agreements, the Signing Stockholders have agreed to, during the term of such agreements, vote the Signing Stockholders’ shares of common stock (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement which would result in a breach of any representation, warranty, covenant or obligation of Cornerstone in the Merger Agreement; and/or (iii) against any alternative acquisition proposals and any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger. In addition, the Silver Lake Support Agreements require the Silver Lake Group to (y) subject to limited exceptions, not to transfer or convert into common stock their Cornerstone Convertible Notes and (z) support certain amendments to the Indenture to facilitate the consummation of the Merger and the financing relating thereto.”

2.	The following replaces the sixth full paragraph on page 10, in the section titled “Regulatory Approvals Required for the Merger”. The modified text is underlined below.

“On August 19, 2021, Cornerstone and Clearlake made the necessary filings required to be made under the HSR Act, on August 23, 2021, Clearlake made the necessary filings required to be made under the German ARC, and on August 23, 2021, Clearlake made the necessary filings required to be made under the Austrian Cartel Act. On September 3, 2021 Clearlake and Cornerstone received clearance for the transaction from the Bundeskartellamt (Federal Cartel Office, the “FCO”) with respect to the German ARC. On September 20, 2021 at 11:59 p.m. Eastern Time, the waiting period applicable to the Merger under the HSR Act expired. On September 21, 2021 at 11:59 p.m. Central European Time, the waiting period applicable to the Merger under the Austrian Cartel Act expired. Accordingly, the portion of the conditions to the Merger relating to the expiration or termination of the applicable waiting period under the HSR Act and the expiration of the applicable waiting periods or receipt of the required consents under the German ARC and the Austrian Cartel Act have been satisfied. The Merger continues to be subject to the remaining conditions set forth in the Merger Agreement.”

3.	The following replaces the eighth full paragraph on page 10, in the section titled “Legal Proceedings”.

“On September 1, 2021, Shiva Stein, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York, captioned Shiva Stein v. Cornerstone OnDemand, Inc., Case No. 1:21-cv-7364, against Cornerstone and the Board of Directors (the “Stein Complaint”). On September 9, 2021, Alex Ciccotelli, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York, captioned Alex Ciccotelli v. Cornerstone OnDemand, Inc., Case No. 1:21-cv-7553, against Cornerstone and the Board of Directors (the “Ciccotelli Complaint”). On September 15, 2021, Ali Hansraj, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Eastern District of New York, captioned Ali Hansraj v. Cornerstone OnDemand, Inc., Case

No. 1:21-cv-05141, against Cornerstone and the Board of Directors (the “Hansraj Complaint”, collective with the Stein Complaint and the Ciccotelli Complaint, the “Complaints”). The Complaints assert claims under Sections 14(a) and 20(a) of the Exchange Act and seek, among other things, an injunction preventing consummation of the proposed transaction with Clearlake, rescission of the proposed transaction or rescissory damages in the event it is consummated, an accounting by the defendants for all damages caused to the plaintiffs, and the award of attorneys’ fees and expenses. The Ciccotelli Complaint and the Hansraj Complaint also assert a claim for declaratory relief. Cornerstone and the Board of Directors have been served with the Stein Complaint, but have not been served with the Ciccotelli Complaint or the Hansraj Complaint. Defendants believe that the claims asserted in the Complaints are without merit, deny any wrongdoing in connection with the filing of this proxy statement, and intend to vigorously defend against the claims.”

4. The following disclosure is added as a new paragraph immediately after the second full paragraph on page 41, in the section titled “Recommendation of the Board of Directors and Reasons for the Merger–Financial Projections”.

“The Projections included in this document have been prepared by, and are the responsibility of, Cornerstone management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference relates to the Cornerstone’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.”

5. The following disclosure replaces the third full paragraph on page 63, in the section titled “The Support Agreements”. The modified text is underlined below.

“As of the close of business on the Record Date, the Signing Stockholders held, in the aggregate, approximately 10,464,557 shares of common stock, representing approximately 15.6% of the outstanding shares of common stock entitled to vote at the Special Meeting. Under the Voting and Support Agreements, the Signing Stockholders have agreed to, during the term of such agreements, vote the Signing Stockholders’ shares of common stock (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement which would result in a breach of any representation, warranty, covenant or obligation of Cornerstone in the Merger Agreement; and/or (iii) against any alternative acquisition proposals and any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger. In addition, the Silver Lake Support Agreements require the Silver Lake Group (y) subject to limited exceptions, not to transfer or convert into common stock their Cornerstone Convertible Notes and (z) to support certain amendments to the Indenture to facilitate the consummation of the Merger and the financing relating thereto.”

6. The following disclosure replaces the fourth full paragraph on page 72, in the section titled “Regulatory Approvals Required for the Merger–HSR Act and U.S. Antitrust Matters”. The modified text is underlined below.

“Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act is 30 calendar days, unless the waiting period is terminated earlier or extended. The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until each of Cornerstone and Clearlake file a notification and report form with the DOJ and the FTC under the HSR Act and the applicable waiting period has expired or been terminated. Cornerstone and Clearlake made the necessary filings with the Antitrust Division of the DOJ and the FTC on August 19, 2021. On September 20, 2021 at 11:59 p.m. Eastern Time, the waiting period applicable to the Merger under the HSR Act expired.”

7. The following disclosure replaces the first full paragraph on page 73, in the section titled “Regulatory Approvals Required for the Merger–Austrian Antitrust Approvals”. The modified text is underlined below.

“The Austrian Cartel Act imposes a pre-merger notification requirement on transactions that qualify as concentrations in the meaning of the law and meet certain specified turnover or transaction value thresholds, which the present merger meets. Accordingly, consummation of the merger requires notification of the merger to the Bundeswettbewerbsbehörde (Austrian Federal Competition Authority, “FCA”), Clearance is considered granted if, after a transaction has been notified, the applicable four week waiting period expires without the FCA or the Bundeskartellanwalt (Federal Cartel Prosecutor) applying to open Phase II proceedings, or if they waive the opening of Phase II proceedings prior to the expiry of that waiting period. If Phase II proceedings are initiated, clearance is granted by way of a formal decision of the Austrian Cartel Court, or, if the decision is not taken within a period of five months, is deemed to be granted. Clearlake notified the FCA of the proposed transaction on August 23, 2021. On September 21, 2021 at 11:59 p.m. Central European Time, the waiting period applicable to the Merger under the Austrian Cartel Act expired.”

8. The following disclosure replaces the fourth full paragraph on page 73, in the section titled “Legal Proceedings”.

“On September 1, 2021, Shiva Stein, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York against Cornerstone and the Board of Directors. On September 9, 2021, Alex Ciccotelli, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York against Cornerstone and the Board of Directors. On September 15, 2021, Ali Hansraj, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Eastern District of New York against Cornerstone and the Board of Directors. The Complaints assert claims under Sections 14(a) and 20(a) of the Exchange Act and seek, among other things, an injunction preventing consummation of the proposed transaction with Clearlake, rescission of the proposed transaction or rescissory damages in the event it is consummated, an accounting by the defendants for all damages caused to the plaintiffs, and the award of attorneys’ fees and expenses. The Ciccotelli Complaint and the Hansraj Complaint also assert a claim for declaratory relief. Cornerstone and the Board of Directors have been served with the Stein Complaint, but have not been served with the Ciccotelli Complaint or the Hansraj Complaint. Defendants believe that the claims asserted in the Complaints are without merit, deny any wrongdoing in connection with the filing of this proxy statement, and intend to vigorously defend against the claims.”

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will be filing documents with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement was be mailed to Company stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on the Company’s website at www.cornerstoneondemand.com or by contacting Company Investor Relations at (310) 526-2531.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase, or a solicitation of an offer to sell any securities. Cornerstone and Clearlake and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cornerstone stockholders in connection with the proposed transaction. Information about Cornerstone’s directors and executive officers in the proposed transaction will be included in the proxy statement described above. Additional information regarding these individuals is set forth in Cornerstone’s Annual Report on Form 10-K for the fiscal year ended December 30, 2020, the definitive proxy statement on Schedule 14A for Cornerstone’s most recent Annual Meeting of Stockholders held on June 30, 2021, and Cornerstone’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021. To the extent Cornerstone’s directors and executive officers or their holdings of Cornerstone securities have changed from the amounts disclosed in those filings, to Cornerstone’s knowledge, such changes have been or will be reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 on file with the SEC. These documents are (or, when filed, will be) available free of charge at the SEC’s website at www.sec.gov or at Cornerstone’s website at www.cornerstoneondemand.com.

Notes Regarding Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed transactions. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Cornerstone’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed merger, satisfaction of closing conditions precedent to the consummation of the proposed merger, potential delays in consummating the merger, the ability of Cornerstone to timely and successfully achieve the anticipated benefits of the merger and the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in Cornerstone’s most recent filings with the SEC, including Cornerstone’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this communication are made only as of the date hereof. Cornerstone assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss
Chief Administrative Officer & General Counsel

Dated: October 7, 2021